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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported): December 3, 2001

                           HANOVER COMPRESSOR COMPANY
               (Exact name of registrant as specified in charter)

         Delaware                  1-3071                76-0625124
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                         Identification Number)


12001 N. Houston Rosslyn
Houston, Texas                                                77086
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:  (281) 447-8787






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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)      Financial Statements of Business Acquired.

              Not applicable.

     (b)      Pro Forma Financial Information.

              Not applicable.

     (c)      Exhibits.

              10.79 Credit Agreement, dated as of December 15, 1997, as amended and restated as of December 3, 2001, among the Company, Hanover Compression Limited Partnership, JPMorgan Chase Bank, as agent, and several banks and other financial institutions that are parties thereto

              10.80 Third Amendment to certain Guarantees, dated as of December 3, 2001, among the Company, certain of the Company's subsidiaries, JPMorgan Chase Bank, as agent, and several banks and other financial institutions that are parties thereto

              10.81 Holdings Guarantee, dated as of December 3, 2001, made by the Company in favor of JPMorgan Chase Bank, as agent

              10.82 Subsidiaries' Guarantee, dated as of December 3, 2001, made by certain of the Company's subsidiaries in favor of JPMorgan Chase Bank, as agent

     The exhibits and schedules to Exhibit 10.79, Exhibit 10.80, Exhibit 10.81 and Exhibit 10.82 have been omitted from such Exhibits. The registrant will furnish a copy of any omitted exhibit or schedule to the Commission upon request.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HANOVER COMPRESSOR COMPANY

Dated:  December 17, 2001           By:  /s/ Michael J. McGhan
                                       -----------------------------------------
                                    Name:  Michael J. McGhan
                                    Its:   President and Chief Executive Officer






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                                  EXHIBIT INDEX


Exhibit
Number           Description
------           -----------


10.79 Credit Agreement, dated as of December 15, 1997, as amended and restated as of December 3, 2001, among the Company, Hanover Compression Limited Partnership, JPMorgan Chase Bank, as agent, and several banks and other financial institutions that are parties thereto

10.80 Third Amendment to certain Guarantees, dated as of December 3, 2001, among the Company, certain of the Company's subsidiaries, JPMorgan Chase Bank, as agent, and several banks and other financial institutions that are parties thereto

10.81 Holdings Guarantee, dated as of December 3, 2001, made by the Company in favor of JPMorgan Chase Bank, as agent

10.82 Subsidiaries' Guarantee, dated as of December 3, 2001, made by certain of the Company's subsidiaries in favor of JPMorgan Chase Bank, as agent